                                                                     Exhibit A-2

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 ACE REIT, INC.

         FIRST: The name of the Corporation is ACE REIT, Inc.

         SECOND: The registered office of ACE REIT, Inc. in the State of Delaware is located at 800 King Street, Wilmington, County of New Castle, 19801, and its registered agent shall be the Corporation itself.

         THIRD: The purpose of the Corporation and the nature and objects of the business to be transacted, promoted, conducted or carried out are:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and maintain its status as a real estate investment trust ("REIT") within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code").

         FOURTH: The total number of shares of stock that the Corporation shall be authorized to issue is One Thousand (1,000) shares of Common Stock having a par value of One Dollar ($1.00) per share.

         FIFTH: The name and mailing address of the Incorporator of the Corporation is:

                       Name                          Address
                       ----                          -------

                Steven L. Biener               P.O. Box 6066
                                               Newark, DE 19714-6066

         SIXTH: The names and mailing addresses of the sole director who shall serve until the first annual meeting of stockholders or until his successor is elected and qualify is:

                       Name                          Address
                       ----                          -------

                Charles A. Mannix              P.O. Box 231
                                               Wilmington, DE 19899

         SEVENTH: The Board of Directors may make, add to, delete from, alter and repeal any By-law of the Corporation.

         EIGHTH: No director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty by such director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its directors, officers, employees and agents against expenses, judgment, fines and amounts paid in settlement actually and reasonably incurred by them by reason of their serving in such capacity to the fullest extent permitted by the Delaware General Corporation Law.

        NINTH: The provisions of this Certificate of Incorporation are severable, and if the Board of Directors shall determine that any one or more of such provisions are in conflict with Part II, of Subchapter M, of Chapter 1 of Subtitle A of the Code or any other provision of the Code applicable to REITs, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Certificate of Incorporation, even without any amendment to this Certificate of Incorporation; provided, that such determination by the Board of Directors shall not affect or impair the remaining provisions of this Certificate of Incorporation or render invalid or improper any action taken or omitted prior to such determination. No director shall be liable for making or failing to make such a determination.

         I, the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand and seal this 12th day of March, 1998.

                                             /s/ Steven L.Biener
                                                 -------------------------
                                                 Steven L. Biener

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                             ACE REIT HOLDING, INC.
                            (a Delaware Corporation)

                                  WITH AND INTO

                                 ACE REIT, INC.
                            (a Delaware Corporation)

                                   ----------

                         Pursuant to Section 253 of the
                       General Corporation Law of Delaware

                                   ----------


         ACE REIT Holding, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY AS FOLLOWS:

         FIRST: That the Company was incorporated on the 12th day of March, 1998, pursuant to the General Corporation Law of the State of Delaware (the "GCL"), the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State into a subsidiary corporation organized and existing under the laws of said State.

         SECOND: That the Company owns 100% of the common stock of ACE REIT, Inc., a corporation incorporated on 12th day of March, 1998 ("ACE REIT, Inc."), pursuant to the GCL, and having no class of stock outstanding other than said common stock.

         THIRD: That the following resolutions have been adopted by the Board of Directors of the Company by unanimous written consent on December 31, 1999:

                      RESOLVED, that effective upon the filing of an appropriate
             Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of the State of Delaware (but subject to the approval of the sole stockholder of the Company), the Company merge and it hereby does merge itself into ACE REIT, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Surviving Corporation"), which will assume all obligations of the Company; and

                      FURTHER RESOLVED, that the Surviving Corporation shall
             issue shares of its common stock pro rata to the holder of the outstanding common stock of the Company, upon surrender to the Surviving Corporation of the stock certificate formerly representing such shares of common stock of the Company; and

                      FURTHER RESOLVED, that the proposed merger be submitted to the sole stockholder of the Company and that upon receiving written consent of such stockholder the proposed merger shall be approved; and

                      FURTHER RESOLVED, that the Surviving Corporation shall
             change its name to "Conectiv Atlantic Generation, Inc."; and

                      FURTHER RESOLVED, that any one or more of the President,
             Vice President, or other proper officers of the Company be, and each of them is authorized and directed on behalf of the Company to take all such other action, including the preparation, execution, acknowledgment, delivery and filing of applications, certificates, undertakings, notices and other agreements and documents, with appropriate persons, including governmental authorities, as they may deem necessary or advisable in order to carry out and effectuate the intent and purposes of the foregoing resolutions; and

         FOURTH: That the sole stockholder of the Company approved the merger by written consent on December 31, 1999.

         FIFTH: That the merger evidenced by this certificate shall become effective as of the date this certificate is filed.

         SIXTH: That the Certificate of Incorporation and by-laws of ACE REIT, Inc. shall be the Certificate of Incorporation and by-laws, respectively, of the surviving corporation.

         SEVENTH: That this merger has been adopted and approved in accordance with Section 253 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, ACE REIT Holding, Inc., a Delaware corporation has caused this certificate to be signed by its Vice President this 31 day of December, 1999.

                              ACE REIT HOLDING, INC.


                              By: /s/ John C. van Roden, Jr.
                                  --------------------------------
                                 John C. van Roden, Jr.
                                 Senior Vice President

ATTEST:


By: /s/ Diana C. DeAngelis
    --------------------------
        Diana C. DeAngelis
        Assistant Secretary